Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Debtors : The Great Atlantic & Pacific Tea Company, Inc. et al. (1)
Case Number: Jointly Administered 10-24549 (RDD)

Monthly Operating Report for the Period:

October 9, 2011 to November 5, 2011

Debtors’ Address:

2 Paragon Drive

Montvale, NJ 07645

Net Loss: $25.0 million

Debtors’ Attorneys:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

James H.M. Sprayregen, P.C.

Paul M. Basta

Ray C. Schrock

and

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

James J. Mazza, Jr.

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: December 2, 2011	/s/ Frederic F. Brace
Frederic F. Brace
Chief Administrative Officer,
Chief Restructuring Officer and
Chief Financial Officer

(1)          See Schedule 1 for a listing of Debtor by case number

(2)          All amounts herein are unaudited and subject to revision.  The Debtors reserve all rights to revise this report.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

(1)          See Schedule 1 for a listing of Debtor by case number.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited – in thousands)

Four Weeks Ended
November 5, 2011

Sales	$510,981
Cost of merchandise sold	(358,279)
Gross margin	152,702
Store operating, general and administrative expense	(163,548)
Loss from continuing operations before interest expense and reorganization items	(10,846)
Interest expense	(10,362)
Reorganization items	(3,743)
Loss from continuing operations before income taxes	(24,951)
Provision for income taxes	(35)
Loss from continuing operations	(24,986)
Loss from discontinued operations	(57)
Net loss	$(25,043)

(1) See Schedule 1 for a listing of Debtor by case number.

See accompanying notes to consolidated financial statements.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

CONSOLIDATED BALANCE SHEET

(Unaudited – in thousands)

As of
November 5, 2011
ASSETS
Current assets:
Cash and cash equivalents	$234,068
Restricted cash	4,510
Accounts receivable, net of allowance for doubtful accounts of $5,475 at November 5, 2011	149,584
Inventories, net	416,204
Prepaid expenses and other current assets	43,464
Total current assets	847,830

Non-current assets:
Property:
Property owned, net	971,977
Property leased under capital leases, net	56,007
Property, net	1,027,984
Goodwill	110,412
Intangible assets, net	116,863
Other assets	98,152
Total assets	$2,201,241

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities:
Debtor-in-possession credit agreement	$350,000
Current portion of obligations under capital leases	5,434
Current portion of real estate liabilities	443
Accounts payable	132,449
Book overdrafts	33,616
Accrued salaries, wages and benefits	92,816
Accrued taxes	34,329
Other accrued liabilities	84,638
Total current liabilities	733,725

Non-current liabilities:
Long-term obligations under capital leases	53,073
Long-term real estate liabilities	218,602
Deferred real estate income	17,080
Other non-current liabilities	74,428
Total liabilities not subject to compromise	1,096,908
Liabilities subject to compromise	2,406,745
Total liabilities	3,503,653

Series A redeemable preferred stock – no par value, $1,000 redemption value; authorized – 700,000 shares; issued – 179,020 shares at November 5, 2011	147,806

Stockholders’ deficit:
Common stock – $1 par value; authorized – 260,000,000 shares; issued and outstanding – 53,852,470 shares at November 5, 2011	53,852
Additional paid-in capital	508,613
Accumulated other comprehensive loss	(75,942)
Accumulated deficit	(1,936,741)
Total stockholders’ deficit	(1,450,218)
Total liabilities and stockholders’ deficit	$2,201,241

(1) See Schedule 1 for a listing of Debtor by case number.

See accompanying notes to consolidated financial statements.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited – in thousands)

Four Weeks Ended
November 5, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,043)
Adjustments to reconcile net loss to net cash used in operating activities (see next page)	17,284
Changes in assets and liabilities:
Decrease in receivables	10,267
Increase in inventories	(7,492)
Increase in prepaid expenses and other current assets	(1,715)
Increase in other assets	(5,057)
Increase in accounts payable	10,014
Decrease in accrued salaries, wages and benefits, and taxes	(2,325)
Decrease in other accruals	(9)
Increase in other non-current liabilities	867
Payments for reorganization items	(3,677)
Other operating activities, net	67
Net cash used in operating activities	(6,819)

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property	(5,395)
Proceeds from disposal of property	529
Increase in restricted cash	(80)
Net cash used in investing activities	(4,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(15)
Principal payments on long-term real estate liabilities	(62)
Principal payments on capital leases	(1,009)
Increase in book overdrafts	12,560
Net cash provided by financing activities	11,474

Net decrease in cash and cash equivalents	(291)
Cash and cash equivalents at beginning of period	234,359
Cash and cash equivalents at end of period	$234,068

(1) See Schedule 1 for a listing of Debtor by case number.

See accompanying notes to consolidated financial statements.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

(Unaudited – in thousands)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES:

Four Weeks Ended
November 5, 2011

Depreciation and amortization	$13,639
C&S contract effect	182
Amortization of deferred real estate income	(300)
Loss on write-down of property	20
Reorganization items relating to continuing operations	3,743
Total adjustments to net loss	$17,284

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

1.              Background

General

The Great Atlantic & Pacific Tea Company, Inc. (“we,” “our,” “us” or “our Company”) is engaged in the retail food business.  Our Company operates stores under the following trade names: A&P®, SuperFresh®, Waldbaum’s®, Super Foodmart®, Food Basics®, The Food Emporium®, Best Cellars®, Best Cellars at A&P®, Pathmark® and Pathmark Sav-A-Center®.

Chapter 11 Reorganization Cases

On December 12, 2010, our Company and all of our U.S. subsidiaries (the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York in White Plains (the “Bankruptcy Court”), which are being jointly administered under case number 10-24549.   Management’s decision to initiate the Bankruptcy Filing was in response to, among other things, our Company’s deteriorating liquidity and management’s conclusion that the challenges of successfully implementing additional financing initiatives and of obtaining necessary cost concessions from our Company’s business and labor partners, was negatively impacting our Company’s ability to implement our previously announced turnaround strategy.  Our Company’s non-U.S. subsidiaries, which are immaterial on a consolidated basis and have no retail operations, were not part of the Bankruptcy Filing.

We are currently operating as debtors-in-possession pursuant to the Bankruptcy Filing and continuation of our Company as a going-concern is contingent upon, among other things, the Debtors’ ability (i) to comply with the terms and conditions of the DIP Credit Agreement described in Note 4 to this Monthly Operating Report; (ii) to develop a plan of reorganization and obtain confirmation of that plan under the Bankruptcy Code; (iii) to reduce debt and other liabilities through the bankruptcy process; (iv) to return to profitability, including by securing necessary near-term cost concessions from our business and labor partners; (v) to generate sufficient cash flow from operations; and (vi) to obtain financing sources to meet our future obligations.  The uncertainty regarding these matters raises substantial doubt about our ability to continue as a going concern.

Securities and Purchase Agreements

On November 3, 2011, our Company entered into Securities and Purchase Agreements (“SPAs”) to infuse the Company with a $490 million new debt and equity investment from private investors comprised of (a) certain holders of A&P’s prepetition 5.125% unsecured convertible notes due in 2011, 6.75% unsecured convertible notes due in 2012 and 9.375% senior quarterly interest bonds due August 1, 2039 (such holders, the “Convertible Noteholders”), and (b) certain affiliates of The Yucaipa Companies LLC, holders of A&P’s “Series A-Y” convertible preferred stock and “Series A-T” convertible preferred stock (such holders, collectively, “Yucaipa,” and with the Convertible Noteholders, the “Investors”).  On November 14, 2011, a hearing was held before the Bankruptcy Court on the Company’s Motion for an Order Authorizing the Debtors to (A) Enter Into Certain Securities Purchase Agreements for a $490 Million New Capital Investment and (B) Pay Certain Fees in Connection Therewith, Each to Support Debtors’ Plan of Reorganization [Docket No. 2797] (the “SPA Motion”) and the Bankruptcy Court authorized the Debtors to enter into the SPAs but agreed to postpone the entry of an order approving the SPA Motion until the Debtors (a) concluded ongoing negotiations with their labor unions and (b) resolved an open issue concerning the SPAs.  The Company and the Investors are in the process of completing amendments to the SPAs, reflecting the Bankruptcy Court’s ruling on November 14, 2011, representations made by the parties on the record at the Bankruptcy Court’s November 14 hearing, and additional revisions consistent with the terms of the SPAs.  The SPAs serve as the foundation to allow the Company to complete the restructuring of our balance sheet and emerge successfully from chapter 11 as a private entity in early 2012.  Pursuant to the SPAs, the Investors are providing a total New Money Commitment of $490 million in the form of (i) $210 million face amount privately placed new Second Lien Notes,1 (ii) $210 million face amount privately placed New Convertible Third Lien Notes, and (iii) an $80 million New Equity Investment. The proceeds of the New Money Commitment will allow our Company to make distributions pursuant to the Plan of Reorganization, including paying certain secured creditors in full in cash, and will provide a cash pool of $40 million, less the amount distributed pursuant to a substantive consolidation settlement cash pool, for distributions to General Unsecured Creditors.

1              The $210 million face amount of the New Second Lien Notes will be issued with a 5.0% original issue discount, therefore, the aggregate amount of the securities includes $200 million–not $210 million–in funds from issuance of the New Second Lien Notes.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

2.              Basis of Presentation

Debtors-in-Possession Financial Statements

The unaudited consolidated financial statements and supplemental information contained herein represent the consolidated financial information for the Debtors as of and for the four weeks ended November 5, 2011. Non-Debtor subsidiaries are deemed to be immaterial on a consolidated basis and related income statement and balance sheet activity has been reported separately on Schedule 3 and Schedule 4 under the column “Foreign Non-Debtor”.

Our Company was required to apply the FASB’s provisions of Reorganizations effective on December 12, 2010, which is applicable to companies in chapter 11, which generally does not change the manner in which financial statements are prepared.  However, it does require that the financial statements for periods subsequent to the Bankruptcy Filing distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.

The unaudited consolidated financial statements have been derived from the books and records of our Company. Certain financial information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and upon the application of such procedures (such as tests for asset impairment), we believe that the financial information will be subject to changes, and these changes could be material. The financial information furnished in this report includes primarily normal recurring adjustments as well as all of the adjustments that would typically be made so that the quarterly financial statements are in accordance with U.S. GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted. Therefore, this report should be read in conjunction with our Company’s audited consolidated financial statements on Form 10-K as of and for the period ended February 26, 2011 and for the interim periods on Form 10-Q as of and for the periods ended June 18, 2011 and September 10, 2011, respectively.

The results of operations contained herein are not necessarily indicative of the results which may be expected for any other period or for the full year and may not necessarily reflect the combined results of operations, financial position and cash flows of our Company in the future.

Intercompany Transactions

Intercompany transactions between Debtor entities, as well as between Debtor and Non-Debtor subsidiaries, include, but are not limited to, intercompany cash sweep arrangements, intercompany financing arrangements, intercompany wages and intercompany inventory procurement.  The intercompany financing agreements include two loans from two of the Non-Debtor foreign subsidiaries to Shopwell, Inc., a Debtor of our Company; a 3.562% loan due on May 27, 2013 with an outstanding balance of principal and interest of approximately $94.0 million from A&P Bermuda Limited and a 2.85% loan due on January 15, 2014 with an outstanding balance of principal and interest of approximately $0.1 million from APTEA Hungry Liquidity Management Limited Liability Company. Both loans were transferred from Shopwell, Inc. to The Great A&P Tea Company during June 2010 prior to the Bankruptcy Filing.

All payments between the Debtor and Non-Debtor entities have been stayed at this time and we did not record contractual interest expense subsequent to the Bankruptcy filing. The intercompany balances due to / from entities, as shown on individual entities’ balance sheets included in the accompanying Consolidating Balance Sheets, represent the accumulation of activity over time.  These balances between Debtor entities have not been eliminated in the accompanying Consolidating Balance Sheets. Certain intercompany transactions have been eliminated in the accompanying Consolidated Statement of Operations.  Intercompany balances between the Debtor and Non-Debtor entities have been shown net in the consolidated financial statements.

Interest Expense

We recorded all contractual interest on secured debt for the four weeks ended November 5, 2011. We recorded interest accretion expense for capital leases and real estate liabilities, self-insurance reserves and GHI obligations.  Although we have recorded interest accretion expense, we have not made a final determination as to the value of any underlying assets or the rejection/assumption of any of the obligations that we have not assumed.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

Once a determination is made, the accretion of the interest expense may change. We did not record contractual interest expense of $2.9 million for unsecured debt which is subject to compromise for the four weeks ended November 5, 2011.  Debt discounts and deferred financing fees for all debt which is subject to compromise were reclassified into the carrying value of the respective indebtedness upon the Bankruptcy Filing and the balances were then adjusted to the face value of the debt.  As a result of this reclassification, we ceased amortization of deferred financing fees and discounts effective as of the Bankruptcy Filing date. Such amounts may need to be adjusted in future periods.

Taxes and Insurance

We received approval to pay pre-petition employee withholding obligations in addition to employment and wage related taxes, sales and use taxes, and certain other taxes due in the normal course of business through certain court orders. As such, we have paid the applicable taxes when due except for amounts that are in dispute.

All post-petition tax obligations to the proper taxing authorities are current.  Deferred tax liabilities of $31.5 million are included within “Other accrued liabilities” in the Consolidated Balance Sheet.  Pre-petition amounts for leases not yet assumed owed for our pro-rata portion of certain taxes for which we reimburse third parties have not been paid.

Additionally, all insurance premiums are current and all insurance policies are in force as of November 5, 2011.

Other non-current liabilities

Other non-current liabilities are comprised of $37.4 million for self-insurance reserves, $34.9 million for step rent liabilities, $0.8 million for unfavorable lease liability, $0.4 million for deferred income and $0.9 million for other items that were incurred subsequent to the Bankruptcy Filing.  These amounts are not subject to compromise under the Bankruptcy Filing.

3.              Hurricane Irene and Impact on our Company Stores

In August 2011, Hurricane Irene had a major effect on certain portions of the Northeast region and resulted in the significant interruption of business for eleven of our Company stores. As of November 5, 2011, ten of these stores had fully resumed operations, but one store remains closed.

We maintain insurance coverage for this type of loss which provides for reimbursement from losses resulting from property damage, loss of product as well as business interruption coverage. During the four weeks ended November 5, 2011, we received cash payments of $6.0 million, representing reimbursement of a portion of our inventory losses we expect to recover.

4.              DIP Credit Agreement

In connection with the Bankruptcy Filing, on December 13, 2010, the Bankruptcy Court entered its interim financing order, among other things, permitting us to enter into a Superpriority Debtor-in-Possession Credit Agreement as amended and restated in its entirety by that certain Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of December 21, 2010, further amended and restated in its entirety by that certain Second Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of January 10, 2011, further amended and restated in its entirety by that certain Third Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of January 13, 2011, further amended by that certain First Amendment to the Third Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of July 8, 2011, further amended by that certain Second Amendment to the Third Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of September 21, 2011 (the “Second Amendment to the DIP Credit Agreement”), as may be further amended, amended and restated, supplemented or otherwise modified from time to time (the “DIP Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (in such capacity, the “Agent”), the lenders from time to time party thereto (collectively, the “DIP Lenders”) and our Company and certain subsidiaries as borrowers thereunder.  On December 14, 2010, we satisfied all of the conditions to the effectiveness of the DIP Credit Agreement and to the initial closing thereunder and consummated the transactions contemplated thereunder including the refinancing in full of our Company’s and its applicable subsidiaries’ obligations under the pre-existing first lien credit facility.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

The Bankruptcy Court entered a final order approving the DIP Credit Agreement on January 11, 2011.  Pursuant to the terms of the DIP Credit Agreement:

•

the DIP Lenders agreed to lend up to $800.0 million in the form of a $350.0 million term loan and a $450.0 million revolving credit facility with a $250.0 million sublimit for letters of credit, in each case subject to the terms and conditions therein;

•

our Company’s and the Subsidiary Borrower’s obligations under the DIP Credit Agreement and the other specified loan documents are guaranteed by our Company’s certain other subsidiaries that are Debtors (“Subsidiary Guarantors” and, together with our Company and the Subsidiary Borrowers, the “Loan Parties”); and

•

the Loan Parties’ obligations under the DIP Credit Agreement and such other specified loan documents are secured by a security interest in, and lien upon, substantially all of the Loan Parties’ existing and after-acquired personal and real property, having the priority and subject to the terms therein and in the order(s) entered into by the Bankruptcy Court, as applicable.

Our Company will have the option to have interest on the revolving loans under the revolving credit facility provided under the DIP Credit Agreement accrue at an alternate base rate plus 200 basis points or at adjusted LIBOR plus 300 basis points. Our Company will have the option to have interest on the term loan provided under the DIP Credit Agreement accrue at an alternate base rate plus 600 basis points or at adjusted LIBOR (with a floor of 175 basis points) plus 700 basis points. The DIP Credit Agreement limits, among other things, our Company’s and the other Loan Parties’ ability to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) prepay certain indebtedness and make other restricted payments, (v) enter into sale and leaseback transactions and (vi) modify the terms of certain indebtedness and certain material contracts. Notably, however, the DIP Credit Agreement permits our Company to use the proceeds generated from the sale of the Southern Stores in the operation of our business rather than requiring us to use those proceeds to reduce the Loan Parties’ outstanding indebtedness under the DIP Credit Agreement.

The DIP Credit Agreement also contains certain financial covenants. The Second Amendment to the DIP Credit Agreement amended the covenants regarding minimum excess availability and minimum cumulative EBITDA. The Second Amendment to the DIP Credit Agreement changed the measurement intervals for minimum excess availability requirements and reduced the minimum cumulative EBITDA requirements to have them measured beginning with respect to the period ending December 31, 2011 rather than prior to such time as required by the DIP Credit Agreement, provided that if the Company has filed a Plan of Reorganization reasonably satisfactory to the DIP Lenders prior to December 31, 2011, the measurement period for the minimum cumulative EBITDA covenant will be measured beginning on February 25, 2012.2 The financial covenants, as amended by the Second Amendment to the DIP Credit Agreement, include a minimum excess availability covenant of $100.0 million (or $75.0 million at any time after the delivery of the financial statements to the DIP Lenders for the period ended December 31, 2011 but prior to the delivery of financial statements to the DIP Lenders for the period ended February 25, 2012, or $50.0 million at any time thereafter), minimum liquidity covenant of $100.0 million and minimum cumulative EBITDA covenant as defined in the DIP Credit Agreement.  Minimum cumulative EBITDA measured beginning on September 11, 2011 to and including the applicable date set forth in table below is as follows (in millions):

2              On November 14, 2011, our Company filed the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2868] and a related Disclosure Statement for the Debtors’ Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. 2867]. On November 30, 2011, our Company filed revised versions of the Plan of Reorganization [Docket No. 2927] and related Disclosure Statement [Docket No. 2925].

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

Date	Minimum Cumulative EBITDA
December 31, 2011	10.0
January 28, 2012	25.0
February 25, 2012	40.0
March 24, 2012	55.0
April 21, 2012	70.0
May 19, 2012	85.0
June 16, 2012	100.0

The Administrative Agent for the DIP Lenders has confirmed that it is reasonably satisfied with the Company’s Plan of Reorganization, as long as the treatment of the DIP Lenders’ claims under the Plan of Reorganization does not change, and that the minimum EBITDA covenants for the respective periods ended December 31, 2011 and January 28, 2012 are waived.  If the Debtors modify the treatment of the DIP Lenders’ claims under the Plan of Reorganization the minimum EBITDA covenants for the respective periods ended December 31, 2011 and January 28, 2012 may revert.

Meeting our EBITDA covenant requires increasing levels of performance throughout the year, including the successful implementation of our business improvement initiatives. We previously entered into a definitive supply agreement with C&S to provide Services and as of the balance sheet date we are in the process of negotiating with union locals to obtain consensual modifications to collective bargaining agreements necessary for our successful reorganization.  A financial covenant violation could result in termination of the DIP Credit Agreement and/or termination of our access to funding thereunder. If either (or both) of those were to occur, our Company could be without sufficient cash availability to meet our operating needs or satisfy our obligations as they fall due, in which instance we may be unable to successfully reorganize.

The DIP Credit Agreement matures upon the earliest to occur of (a) June 14, 2012, (b) the acceleration of the loans and the termination of the commitment thereunder, and (c) the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date thereof) of a plan of reorganization that is confirmed pursuant to an order entered by the Bankruptcy Court.

5.              Reorganization Items

Reorganization items represent amounts incurred as a direct result of the Bankruptcy Filing and was comprised of the following:

Four Weeks Ended
November 5, 2011
(in thousands)

Professional fees	$(3,350)
US Trustee fees	(337)
Write-off of balance sheet items related to rejected lease	(56)
Total reorganization items – continuing operations	$(3,743)

Professional fees of approximately $3.4 million were accrued and paid for the four weeks ended November 5, 2011.  U.S. Trustee fees of approximately $0.3 million were accrued and paid for the four weeks ended November 5, 2011.

6.              Liabilities Subject to Compromise

As a result of the Bankruptcy Filing, the payment of pre-petition indebtedness is subject to compromise or other treatment under a Plan of Reorganization. Generally, actions to enforce or otherwise effect payment of pre-Bankruptcy Filing liabilities are stayed. Although payment of pre-petition claims generally is not permitted, the Bankruptcy Court granted the Debtor authority to pay certain pre-petition claims in designated categories and subject to certain terms and conditions.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

This relief generally was designed to preserve the value of our Company’s businesses and assets. Among other things, the Bankruptcy Court authorized us to pay certain pre-petition claims relating to employee wages and benefits, customers, vendors, and suppliers.

We have been paying and intend to continue to pay undisputed post-petition claims in the normal course of business. In addition, we may reject pre-petition executory contracts and unexpired leases with respect to our operations, with the approval of the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as “Liabilities subject to compromise” in our Consolidated Balance Sheets. We previously notified all known claimants subject to the bar date of their need to file a proof of claim with the Bankruptcy Court. A bar date is the date by which claims against our Company must be filed if the claimants disagree with the amounts included in our schedule of assets and liabilities filed with the Bankruptcy Court and wish to receive any distribution in the Bankruptcy Filing. The bar date of June 17, 2011 set by the Bankruptcy Court has passed. Thus far, claimants filed over nine thousand claims against our Company, asserting approximately $28.0 billion worth of liabilities.  Our Company and our retained professionals are continuing to review and analyze the proofs of claim submitted by claimants and will investigate any material differences between these claims and liability amounts estimated by our Company. If necessary, in the event of a claims dispute, the Bankruptcy Court will make a final determination whether such claims should be allowed and, if so, the appropriate amount of such allowed claims. The ultimate amount of such liabilities is not determinable at this time.

Pre-petition liabilities that are subject to compromise are required to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.  The amounts currently classified as “Liabilities subject to compromise” may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.  We expect that certain amounts currently classified as “Liabilities subject to compromise” may in fact be paid in the normal course of business as they come due.  Any resulting changes in classification will be reflected in subsequent monthly operating reports.

Liabilities subject to compromise consist of the following (in thousands):

As of November 5, 2011
Accounts payable	$173,341
Accrued salaries, wages, and benefits	10,955
Self-insurance reserves	381,950
Closed locations reserves	2,398
Damages claim for rejected leases	186,751
Pension withdrawal liabilities	114,785
GHI contractual liability for employee benefits	101,846
Accrued occupancy related costs for open stores	21,778
Deferred income	33,718
Deferred real estate income	14,048
Accrued audit, legal and other	6,875
Accrued interest	54,394
Other postretirement and postemployment benefits	41,921
Other accruals	1,848
Pension plan benefits	131,507
Step rent liabilities	13,251
Other noncurrent liabilities	9,818
5.125% Convertible Senior Notes, due June 15, 2011	165,000
Related Party Promissory Note, due August 18, 2011	10,000
9.125% Senior Notes, due December 15, 2011	12,840
6.750% Convertible Senior Notes, due December 15, 2012	255,000
11.375% Senior Secured Notes, due August 1, 2015	260,000
9.375% Notes, due August 1, 2039	200,000
Other debt	2,444
Obligations under capital leases	44,667
Real estate liabilities	155,610
Total liabilities subject to compromise	$2,406,745

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

Liabilities subject to compromise include liabilities related to pre-petition purchases and interest payments, some of which were scheduled for payment in the November 2011 period.  As a result, the November 2011 cash flows from operations were favorably affected by the stay of payment related to the liabilities.

Assumed leases

During the four weeks ended November 5, 2011, our Company assumed 6 real estate leases, including leases for subleased locations. In connection with the assumption of the leases, the related liability balances previously classified as “Liabilities subject to compromise” were reclassified to the respective balance sheet captions in our Consolidated Balance Sheet. In addition, undisputed cure amounts related to the assumed leases in the amount of approximately $0.5 million have been paid to the landlords.

Non-Debtor Financing Agreements

Intercompany financing agreements with foreign non-Debtor subsidiaries of $94.1 million are not reflected in the above liabilities subject to compromise table as these amounts were eliminated on a consolidated basis.

7.              Post-petition Accounts Payable and Accrued Expenses

To the best of our knowledge, all undisputed post-petition accounts payable and accrued expenses have been paid, or are being paid under agreed-upon payment terms.

8.              Subsequent Event

On November 14, 2011, our Company filed the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2868] and a related Disclosure Statement for the Debtors’ Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. 2867]. On November 30, 2011, our Company filed revised versions of the Plan of Reorganization [Docket No. 2927] and related Disclosure Statement [Docket No. 2925] and a Motion for Entry of an Order Approving: (A) the Adequacy of the Debtors’ Disclosure Statement; (B) the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors Proposed Chapter 11 Plan; (C) the Form of Various Ballots and Notices in Connection Therewith; and (D) the Scheduling of Certain Dates with Respect Thereto [Docket No. 2929] (the “Disclosure Statement Motion”).  The Disclosure Statement contains detailed information about the Plan of Reorganization, our five-year financial projections and events leading up to our Company’s chapter 11 cases.  A hearing before the Bankruptcy Court on the Disclosure Statement Motion is scheduled for December 15, 2011.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

SCHEDULE 1: SCHEDULE OF DISBURSEMENTS

Case Number:	Debtor Name:	Disbursements for the four weeks ended November 5, 2011:
087-10-24548	APW SUPERMARKETS, INC.	$32,595,389.43
087-10-24549	THE GREAT ATLANTIC & PACIFIC	105,421,393.44
087-10-24550	2008 BROADWAY, INC.	—
087-10-24551	AAL REALTY CORPORATION	—
087-10-24552	ADBRETT CORPORATION	—
087-10-24553	AMSTERDAM TRUCKING CORPORATION	—
087-10-24554	APW SUPERMARKET CORPORATION	—
087-10-24555	BERGEN STREET PATHMARK, INC.	—
087-10-24556	BEST CELLARS DC, INC.	—
087-10-24557	BEST CELLARS, INC.	176,713.70
087-10-24558	BEST CELLARS LICENSING, CORP.	—
087-10-24559	BEST CELLARS MASSACHUSETTS, INC.	104.91
087-10-24560	BEST CELLARS VA, INC.	—
087-10-24561	BEV, LTD	115,805.93
087-10-24562	BORMAN’S INC.	123,437.41
087-10-24563	BRIDGE STUART, INC.	—
087-10-24564	CLAY-PARK REALTY, CORP.	—
087-10-24565	COMPASS FOODS, INC.	—
087-10-24566	EAST BRUNSWICK STUART, LLC	—
087-10-24567	FARMER JACKS OF OHIO, INC.	—
087-10-24568	FOOD BASICS, INC.	6,739,239.97
087-10-24569	GRAMATAN FOODTOWN CORP.	—
087-10-24570	GRAPE FINDS AT DUPONT, INC.	—
087-10-24571	GRAPE FINDS LICENSING, CORP.	—
087-10-24572	GREENLAWN LAND DVLPMNT, CORP.	—
087-10-24573	HOPELAWN PROPERTY I, INC.	2,376.55
087-10-24574	KOHL’S FOOD STORES, INC.	—
087-10-24575	KWIK SAVE, INC.	—
087-10-24576	LANCASTER PIKE STUART, LLC	—
087-10-24577	LBRO REALTY, INC.	—
087-10-24578	MAC DADE BOULEVARD STUART, LLC	—
087-10-24579	MCLEAN AVENUE PLAZA, CORP.	—
087-10-24580	MILIK SERVICE COMPANY, LLC	—
087-10-24581	MONTVALE HOLDINGS, INC.	—
087-10-24582	N. JERSEY PROPERTIES, INC. VI	—
087-10-24583	ONPOINT, INC.	—
087-10-24584	PATHMARK STORE, INC.	99,465,223.56
087-10-24585	PLAINBRIDGE, LLC	302,777,633.81
087-10-24586	SEG STORES, INC.	27,070.88
087-10-24587	SHOPWELL, INC.	12,141,580.98
087-10-24588	SHOPWELL, INC.	—
087-10-24589	SPRING LANE PRODUCE CORP.	—
087-10-24590	SUPER FRESH FOOD MARKETS, INC.	16,231,090.80
087-10-24591	SUPER FRESH/SAV A CENTER, INC.	5,792.11
087-10-24592	SUPER MARKET SERVICES, CORP.	—
087-10-24593	SUPER PLUS FOOD WAREHOUSE, INC.	—
087-10-24594	SUPERMARKETS OIL COMPANY, INC.	—
087-10-24595	THE FOOD EMPORIUM, INC.	—
087-10-24596	THE OLD WINE EMPORIUM	242,438.44
087-10-24597	THE S. DAKOTA GREAT ATLANTIC	—
087-10-24598	TRADEWELL FOODS OF CONN., INC.	533,704.33
087-10-24599	UPPER DARBY STUART, LLC	—
087-10-24600	WALDBAUM, INC.	1,999,572.04
087-10-24601	LO-LO DISCOUNT STORES, INC.	—
	GRAND TOTALS:	$578,598,568.29

Certain Debtor entities make disbursements on behalf of the other Debtor entities.  Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

SCHEDULE 2: DEBTOR QUESTIONNAIRE

	Must be completed each month. If the answer to any of the questions is “Yes”, provide a detailed explanation of each item. Attach additional sheets if necessary.	Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period?		✓
2.	Have any funds been disbursed from any account other than a debtor-in-possession account this reporting period?		✓
3.	Is the Debtor delinquent in the timely filing of any post-petition tax returns?		✓
4.	Are worker compensation, general liability or other necessary insurance coverage expired or cancelled, or has the Debtor received notice of expiration or cancellation of such policies?		✓
5.	Is the Debtor delinquent in paying any insurance premium payment?		✓
6.	Have any payments been made on pre-petition liabilities this reporting period?	✓(a)
7.	Are any post-petition receivables (accounts, notes, or loans) due from related parties?		✓
8.	Are any post-petition payroll taxes past due?		✓
9.	Are any post-petition State or Federal income taxes past due?		✓
10.	Are any post-petition real estate taxes past due?	✓(b)
11.	Are any other post-petition taxes past due?		✓
12.	Have any pre-petition taxes been paid during this reporting period?	✓(c)
13.	Are any amounts owed to post-petition creditors delinquent?		✓
14.	Are any wage payments past due?	✓(d)
15.	Have any post-petition loans been received by the Debtor from any party?		✓
16.	Is the Debtor delinquent in paying any U.S. Trustee fees?		✓
17.	Is the Debtor delinquent with any court ordered payments to attorneys or other professionals?		✓
18.	Have the owners or shareholder received any compensation outside of the normal course of business?		✓

Explanations to “Yes” answers:

(a)	Payments made on certain pre-petition liabilities were made pursuant to various court orders.
(b)	Certain post-petition taxes related to closed locations were not paid during the bankruptcy while lease assumption and rejection decisions were completed.
(c)	Due to the assumption of real estate leases (refer to Note 6 - Liabilities Subject to Compromise), landlords were reimbursed for pre-petition real estate taxes paid on our behalf as cure amounts.
(d)	Certain severance payments have not been made and have been classified as part of “Liabilities subject to compromise”; however, wage payments for existing employees are current.

(1) See Schedule 1 for a listing of Debtor by case number.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

SCHEDULE 3: CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE FOUR WEEKS ENDED NOVEMBER 05, 2011

(Unaudited - in thousands)

	APW Supermarket	Bev LTD	Borman’s Inc	Shopwell	Super Fresh/Sav	Super Fresh	The Great A&P	The Old Wine
					-A-Center	Food Markets	Tea Co	Emporium

	10-24548	10-24561	10-24562	10-24587	10-24591	10-24590	10-245549	10-24596
Sales	$82,174	$141	$-	$20,506	$-	$37,772	$134,568	$199

Cost of merchandise sold	(57,329)	(113)	-	(10,564)	-	(26,103)	(90,913)	(159)
Gross margin	24,845	28	-	9,942	-	11,669	43,655	40

Store operating, general and administrative expense	(26,985)	(46)	(2)	(7,863)	(2)	(12,509)	(43,168)	(40)
(Loss) income from continuing operations before interest expense and reorganization items	(2,140)	(18)	(2)	2,079	(2)	(840)	487	-
Interest expense	(370)	-	-	-	-	(163)	(7,277)	-
Reorganization items	-	-	-	-	-	(56)	(3,686)	-
(Loss) income from continuing operations before provision for income taxes	(2,510)	(18)	(2)	2,079	(2)	(1,059)	(10,476)	-
Provision for income taxes	-	-	-	-	-	-	(35)	-
(Loss) income from continuing operations	(2,510)	(18)	(2)	2,079	(2)	(1,059)	(10,511)	-
(Loss) income from operations of discontinued businesses	-	-	(275)	-	218	-	-	-
(Loss) Income from discontinued operations	-	-	(275)	-	218	-	-	-
Net (loss) income	$(2,510)	$(18)	$(277)	$2,079	$216	$(1,059)	$(10,511)	$-

Case No. 10-245949 (RDD) Jointly Administered

16

Tradewell Foods	Waldbaums Inc	US Food Basics	Pathmark Inc	Plainbridge	E Brusnswick	Best Cellars	SEG	Best Cellars	Total
								Mass Inc

10-24598	10-24600	10-24568	10-24584	10-24585	10-24566	10-24557	10-24586	10-24559
$1,203	$2,757	$17,175	$214,295	$-	$-	$191	$-	$-	$510,981

(775)	(1,869)	(14,098)	(156,241)	-	-	(115)	-	-	(358,279)
428	888	3,077	58,054	-	-	76	-	-	152,702

(376)	(751)	(3,165)	(68,142)	(442)	(12)	(82)	38	(1)	(163,548)
52	137	(88)	(10,088)	(442)	(12)	(6)	38	(1)	(10,846)
-	(517)	(122)	(1,913)	-	-	-	-	-	(10,362)
-	(1)	-	-	-	-	-	-	-	(3,743)
52	(381)	(210)	(12,001)	(442)	(12)	(6)	38	(1)	(24,951)
-	-	-	-	-	-	-	-	-	(35)
52	(381)	(210)	(12,001)	(442)	(12)	(6)	38	(1)	(24,986)
-	-	-	-	-	-	-	-	-	(57)
-	-	-	-	-	-	-	-	-	(57)
$52	$(381)	$(210)	$(12,001)	$(442)	$(12)	$(6)	$38	$(1)	$(25,043)

Case No. 10-245949 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR NOVEMBER 2011

SCHEDULE 4: CONSOLIDATING BALANCE SHEETS

AS OF NOVEMBER 05, 2011

(Unaudited - in thousands)

	APW Supermarket	Bev LTD	Borman’s Inc	Farmer Jacks	Hopelawn	Kohl’s Food	Shopwell	Super Fresh/Sav	Super Fresh	The Great A&P	The Old Wine	Tradewell Foods	Waldbaums Inc	US Food Basics
				of Ohio	Property I Inc	Stores		-A-Center	Food Markets	Tea Co	Emporium

	10-24548	10-24561	10-24562	10-24567	10-24573	10-24574	10-24587	10-24591	10-24590	10-245549	10-24596	10-24598	10-24600	10-24568
ASSETS
Current assets:
Cash and cash equivalents	$4,847	$9	$-	$-	$-	$-	$708	$-	$2,322	$202,142	$25	$28	$115	$781
Restricted cash	201	-	-	-	-	-	-	-	-	4,185	-	-	-	84
Accounts receivable, net	6,887	1	14	-	-	-	2,077	-	5,206	102,641	1	27	667	739
Inventories, net	61,719	512	-	-	-	-	8,423	-	30,976	135,894	589	790	2,142	9,954
Prepaid expenses and other current assets	4,003	(1)	-	-	-	-	4,180	-	1,893	20,698	8	100	759	534
Total current assets	77,657	521	14	-	-	-	15,388	-	40,397	465,560	623	945	3,683	12,092

Non-current assets:
Property
Property owned, net	107,423	363	481	-	-	-	29,625	-	52,634	199,116	31	844	19,704	25,602
Property leased under capital leases, net	-	-	-	-	-	-	-	-	-	4,784	-	-	-	-
Property, net	107,423	363	481	-	-	-	29,625	-	52,634	203,900	31	844	19,704	25,602
Goodwill	31,487	-	-	-	-	-	12,110	-	-	33,042	-	-	27,798	4,147
Intangible assets, net	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other assets	3,547	-	-	-	-	-	2,540	-	685	84,585	-	19	51	441
Total assets	$220,114	$884	$495	$-	$-	$-	$59,663	$-	$93,716	$787,087	$654	$1,808	$51,236	$42,282

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Debtor-in-possession credit agreement	$-	$-	$-	$-	$-	$-	$-	$-	$-	$350,000	$-	$-	$-	$-
Current portion of obligations under capital leases	-	-	-	-	-	-	-	-	-	607	-	-	-	-
Current portion of real estate liabilities	416	-	-	-	-	-	-	-	71	39	-	-	-	(63)
Accounts payable	16,554	45	(1)	-	-	-	5,304	-	4,591	42,625	165	213	521	7,877
Book overdrafts	-	-	-	-	-	-	-	-	-	33,616	-	-	-	-
Accrued salaries, wages and benefits	11,601	(1)	-	-	-	-	2,606	-	6,529	40,071	3	153	275	528
Accrued taxes	3,319	-	-	-	-	-	1,848	-	770	22,139	2	35	45	536
Other accrued liabilities	5,958	4	-	-	-	-	1,080	(1)	2,134	160,571	2	202	425	825
Total current liabilities	37,848	48	(1)	-	-	-	10,838	(1)	14,095	649,668	172	603	1,266	9,703

Non-current liabilities:
Long-term obligations under capital leases	-	-	-	-	-	-	-	-	-	9,191	-	-	-	-
Long-term real estate liabilities	29,385	-	-	-	-	-	-	-	12,591	72,729	-	-	-	6,627
Deferred real estate income	5,376	-	-	-	-	-	-	-	1,598	5,744	-	1,106	2,580	26
Other non-current liabilities	9,652	-	-	-	-	-	7,497	-	1,646	50,455	-	399	137	30
Intercompany, net	(384,033)	2,134	147,499	37,144	20,318	(281,284)	(261,125)	(29,792)	226,740	(331,514)	1,051	(8,605)	(98,537)	90,456
Total liabilities not subject to compromise	(301,772)	2,182	147,498	37,144	20,318	(281,284)	(242,790)	(29,793)	256,670	456,273	1,223	(6,497)	(94,554)	106,842
Liabilities subject to compromise	112,794	54	60,446	9,554	1,400	4,370	25,338	8,599	31,369	1,925,871	27	424	5,623	15,990
Total liabilities	(188,978)	2,236	207,944	46,698	21,718	(276,914)	(217,452)	(21,194)	288,039	2,382,144	1,250	(6,073)	(88,931)	122,832

Series A redeemable preferred stock	-	-	-	-	-	-	-	-	-	147,806	-	-	-	-

Stockholders’ equity (deficit):
Common stock	-	-	-	-	-	-	-	-	-	53,852	-	-	-	-
Additional paid-in capital	291,299	-	78,031	-	-	31,200	70,209	-	13,419	(341,783)	-	-	685	-
Accumulated other comprehensive loss	-	-	-	-	-	-	-	-	-	(75,942)	-	-	-	-
Retained earnings (accumulated deficit)	117,793	(1,352)	(285,480)	(46,698)	(21,718)	245,714	206,906	21,194	(207,742)	(1,364,292)	(596)	7,881	139,482	(80,550)
Accumulated translation adjustment	-	-	-	-	-	-	-	-	-	(14,698)	-	-	-	-
Total stockholders’ equity (deficit)	409,092	(1,352)	(207,449)	(46,698)	(21,718)	276,914	277,115	21,194	(194,323)	(1,742,863)	(596)	7,881	140,167	(80,550)
Total liabilities and stockholders’ equity (deficit)	$220,114	$884	$495	$-	$-	$-	$59,663	$-	$93,716	$787,087	$654	$1,808	$51,236	$42,282

Case No 10-24549 (RDD) Jointly Administered

17

Pathmark Inc	Plainbridge	Delaware County	E Brusnswick	Best Cellars	SEG	Best Cellars	Best Cellars of	Grape Finds at	SMS	2008 B’Way	South Dakota	Bridge Stuart	Adbrett Corp	Bergen Street	Foreign	Total
		Dairies				Mass Inc	Virgina Inc	Dupont, Inc			Great A&P Tea	Inc		Pathmark Inc	Non-Debtor

10-24584	10-24585		10-24566	10-24557	10-24586	10-24559	10-24560	10-24570	10-24592	10-24550	10-24597	10-24563	10-24552	10-24555

$21,349	$-	$-	$-	$3	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$1,739	$234,068
40	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,510
29,016	2,172	-	-	(3)	139	-	-	-	-	-	-	-	-	-	-	149,584
164,732	360	-	-	113	-	-	-	-	-	-	-	-	-	-	-	416,204
10,838	428	-	-	24	-	-	-	-	-	-	-	-	-	-	-	43,464
225,975	2,960	-	-	137	139	-	-	-	-	-	-	-	-	-	1,739	847,830

511,792	1,184	-	22,607	95	-	-	-	-	-	476	-	-	-	-	-	971,977
51,223	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	56,007
563,015	1,184	-	22,607	95	-	-	-	-	-	476	-	-	-	-	-	1,027,984
-	-	-	-	1,828	-	-	-	-	-	-	-	-	-	-	-	110,412
116,863	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	116,863
5,685	528	-	-	40	-	31	-	-	-	-	-	-	-	-	-	98,152

$911,538	$4,672	$-	$22,607	$2,100	$139	$31	$-	$-	$-	$476	$-	$-	$-	$-	$1,739	$2,201,241

$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$350,000
4,827	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,434
(20)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	443
50,104	4,264	-	-	123	9	-	2	(1)	-	-	-	-	-	-	54	132,449
-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	33,616
30,738	311	-	-	2	-	-	-	-	-	-	-	-	-	-	-	92,816
5,542	-	-	-	48	-	-	-	-	50	-	-	(3)	-	(2)	-	34,329
7,529	-	-	(1)	-	1	1	10	(1)	-	1	-	-	-	-	(94,102)	84,638
98,720	4,575	-	(1)	173	10	1	12	(2)	50	1	-	(3)	-	(2)	(94,048)	733,725

43,882	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	53,073
97,270	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	218,602
650	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	17,080
1,953	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,659	74,428
1,563,134	(23,552)	(19)	19,742	2,435	(540)	326	501	121	(13,741)	(1,210)	(673,883)	232	(1,821)	782	(2,959)	-
1,805,609	(18,977)	(19)	19,741	2,608	(530)	327	513	119	(13,691)	(1,209)	(673,883)	229	(1,821)	780	(94,348)	1,096,908
199,204	5,486	-	-	26	22	5	143	-	-	-	-	-	-	-	-	2,406,745
2,004,813	(13,491)	(19)	19,741	2,634	(508)	332	656	119	(13,691)	(1,209)	(673,883)	229	(1,821)	780	(94,348)	3,503,653

-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	147,806

-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	53,852
-	-	-	-	-	-	-	-	-	52	454	329,010	-	-	-	36,037	508,613
-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(75,942)
(1,093,275)	18,163	19	2,866	(534)	647	(301)	(656)	(119)	13,639	1,231	344,873	(229)	1,821	(780)	45,352	(1,936,741)
-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	14,698	-
(1,093,275)	18,163	19	2,866	(534)	647	(301)	(656)	(119)	13,691	1,685	673,883	(229)	1,821	(780)	96,087	(1,450,218)
$911,538	$4,672	$-	$22,607	$2,100	$139	$31	$-	$-	$-	$476	$-	$-	$-	$-	$1,739	$2,201,241

Case No 10-24549 (RDD) Jointly Administered